EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is entered into this 12th day of December 2004 (the "Effective Date") by and between The Knockout Group, inc, a Delaware Limited Liability Company ("Employer"), and Oscar Turner ("Executive").

      WHEREAS, Employer desires to employ Executive, and Executive is willing to be employed by Employer, in accordance with the terms and conditions hereof, NOW, THEREFORE, in consideration of the mutual covenants herein contained, Employer and Executive agree as follows:

      1. Employment. Employer hereby employs Executive to render services as Chief Financial Officer of Employer. In this position, the Chairman & CEO of Employer shall be the Executive's direct report. It shall be a breach of this agreement for the executive to be designated any other position than the CFO. It shall not be a breach of this Agreement for the Chairman of the Employer to designate another to act as Executive's direct report.

      2. Duties.

            (a) During the term of Executive's employment with Employer, Executive shall perform such duties as may be assigned by the Chairman of Employer or on behalf of the Chairman of Employer, which duties shall be consistent with Executive's position as Chief Financial Officer of Employer. Such duties shall be performed primarily out of Employer's offices located in Northlake, Illinois except Executive acknowledges that the nature of his duties hereunder may also require reasonable periods of travel. Executive shall be responsible for the overall financial administration of Employer's business. Executive shall devote Executive's entire working time, best efforts and full attention to the business of Employer, and shall perform all duties in a professional ethical and businesslike manner. Notwithstanding the foregoing,

Executive may engage in charitable, civic, fraternal or trade activities provided the same do not unreasonably interfere or conflict with Executive's employment by Employer.

            (b) Executive shall, at the reasonable request of Employer, travel on behalf of Employer and meet with customers and business associates of Employer consistent with Executive's responsibilities and/or in order to further develop the business of Employer or to secure capital or financing for the development and/or expansion of the business.

            (c) Executive further warrants and represents that by accepting employment with Employer that he is not (i) breaching any other agreement with any third party, including but not limited to any former employer, or (ii) in any other way restricted in or limited from fulfilling the terms of this Agreement.

      3. Term. Executive shall begin his employment on August 1, 2004 as the "Acting" Chief Financial Officer ("Beginning Employment Dale") and shall occupy that position for six (6) weeks ("Initial Acting Employment Period"). Thereafter, Executive shall be employed as the official Chief Financial Officer ("Official Employment Period"). This Agreement shall expire on the third anniversary date of the Official Employment Period subject to the terms and conditions herein ("Period of Employment"). No further notice of expiration shall be required; provided, however, that the Parties may, by mutual written agreement, agree to extend this Agreement at the end of the Period of Employment or to renegotiate a new agreement.

      4. Compensation and Benefits. During the term of Executive's employment with Employer, Employer shall pay (less applicable withholdings) Executive, and Executive shall accept from Employer as full compensation for Executive's services hereunder, compensation and benefits as follows:

            (a) Initial Acting Employment Period Base Salary: During the Initial Acting Employment Period, Executive shall be paid a set rate of Thirty Thousand Dollars ($30,000.00) less applicable withholdings, in three equal installments.

            (b) Official Employment Period Base Salary: Upon becoming the Official Chief Financial Officer and the commencement of the Official Employment Period, Employer will pay Executive a base salary of Eight Thousand Three Hundred and Thirty Three Dollars and Thirty-Three Cents ($8,333.33) semi-monthly, less appropriate withholdings, which equals an annualized gross base salary of Two Hundred Thousand Dollars ($200,000.00) (the "Base Salary").

            (c) Relocation Expenses: Employer will pay Executive Fifteen Thousand Dollars ($15,000.00) as relocation expenses thirty (30) days after Executive relocates to Illinois

            (d) Capital Incentive Bonus. If Employer raises Eight Million Dollars in Capital by January 31, 2005, Employer guarantees Executive a capital incentive bonus of One Hundred Thousand Dollars, of which Fifty Thousand shall be paid at the completion of the raise and the remaining Fifty shall be paid by July 1, 2005.

            (e) Performance Bonus. Executive to receive annual performance bonus consistent the company's cash incentive plan, but with a target bonus of not less than 50% of base salary, based on the achievement of certain performance criteria

            (f) Executive Benefits. Executive shall participate in and be covered (to the extent any plan is offered generally to executives of Employer) by each health insurance, accident insurance, disability insurance, hospitalization and any other employee benefit plan of Employer made available currently, or generally from and after the date hereof, to Employer's executives on the same basis as shall he available generally to such other executives. The Company shall provide Executive with a life insurance policy in an amount equal to $1.9 million Dollars. Executive shall also be entitled to a $5,000 annual cash amount for health and related expenses

            (g) Vacation. Executive shall be entitled lo take three weeks of paid vacation each calendar year for which he remains employed; provided, however, that in the year 2004, Executive shall be entitled to one weeks' vacation. Executive agrees to schedule such vacation after consultation with the Chairman of Employer. Executive may not carry over vacation from year to year. Upon termination of Executive's employment under this Agreement, Executive shall be paid for any unused vacation.

            (h) Reimbursement of Expenses. Employer shall reimburse Executive for all reasonable out-of-pocket expenses paid or incurred by Executive in the course of Executive's employment, utilizing procedures and forms for that purpose and consistent with Employer policy and guidelines as established from time to time.

            (i) Stock Grant & Options. Employee shall be granted 21.724 shares of The Knockout Group common stock. (ii)The stock shall be subject to the Voting Trust Agreement, attached hereto as Exhibit B, as it may be amended or restated from time to time.

      5. Termination. Anything in this Agreement to the contrary notwithstanding, Employer shall have the following rights with respect to termination of Executive's employment:

            (a) Disability. Employer may terminate Executive's employment under this Agreement at any time during the term of this Agreement if Executive shall become unable to fulfill his duties under this Agreement, as measured by Employer's usual business activities, by reasons of medically determinable physical and/or mental disability determined in accordance with the procedures described below; provided, however, that the termination may become effective no sooner than ninety (90) days after a determination of disability.

      If in the opinion of Employer or Executive, Executive is unable to perform his duties as Chief Financial Officer of Employer as the result of a disability, then the following shall occur:

                  (i) Employer or Executive, as the case may be, shall promptly so notify (by dated written notice) the insurance company that provides Employer's long-term disability plan and request a determination as to whether Executive is disabled pursuant to the terms of Employer's long term disability plan;

                  (ii) The matter of Executive's disability shall be resolved and Executive and Employer shall abide by the decision of the insurance company or carrier. In such case, the Chairman of Employer may elect to offer Executive an alternative employment or contractor position with Employer under the terms and conditions that the Chairman of Employer may determine; and

                  (iii) Notwithstanding the foregoing, disability (A) shall exclude any present physical condition of Executive unless such physical condition prevents Executive from performing his duties as Chief Financial Officer of Employer; and (B) shall be limited to conditions tha! prevent Executive from performing his duties as Chief Financial Officer of Employer.

            (b) Cause Within The First Eighteen Months. The Employer shall have the right to terminate Executive only for Cause within the first eighteen (18) months of Executive's Official Employment Period. "Cause" shall mean for purposes of this Agreement, if:

                  (1) Executive dies;

                  (ii) Executive has been convicted of or has entered a plea of guilty or nolo contendere to (A) a felony, (B) to any crime punishable by incarceration for a period of one (1) year or longer or (C) to any crime involving moral turpitude offensive to the conscience which becomes public and/or causes embarrassment to the Employer;

                  (iii) There has been a theft, embezzlement or other willful and material misappropriation of funds or other assets by Executive, whether from Employer or any other person, corporation or entity;

                  (iv) Executive has committed a willful act of dishonesty relating to or affecting his job or duties in a material way;

                  (v) Executive has willfully failed or refused in material respect to follow reasonable written policies or directives established by, or at the direction of, the Chairman of Employer and provided to Executive, or Executive has willfully failed to attend to material duties or obligations of his office, which failure or refusal continues for thirty (30) days following delivery of written demand from, or at the direction of, the Chairman of the Employer for performance by Executive identifying the manner in which Executive has failed to follow such policies or directives or to perform such duties;

                  (vi) Executive has engaged in any willful, intentional, or grossly negligent act having the effect of materially injuring the business or reputation of Employer or any of its affiliates; or

                  (vii) Executive has committed a material breach of this Agreement.

            (c) Termination For Any Reason After First Eighteen Months of Official Employment Period. After the first eighteen (18) months of the Official Employment Period, Employer shall have the right to terminate Executive for any reason, with or without cause or notice.

      6. Compensation Upon Termination.

            (a) If Executive's employment with Employer is terminated pursuant to Section 5 (a) hereof, Executive shall not be entitled to receive any compensation or benefits after the effective date of termination, except for any Base Salary earned and payable as of said effective date. This provision excludes any short or long term disability payments as may be available to Executive pursuant to Section 5(a) of this Agreement.

            (b) If Executive's employment with Employer is terminated pursuant to Section S(b) hereof. Executive shall be entitled to receive his Base Salary through the entire Period of Employment. In addition, he will accrue and be immediately vested in (50)% percent of the Options. Executive shall have no further rights to any other payments or benefits of any kind whatsoever.

            (c) If Executive's employment with Employer is terminated pursuant to Section 5(c) hereof, Executive shall be entitled to receive his Base Salary through the entire Period of Employment or for 12months, whichever is greater. In addition, ali benefits will immediately accrue and vest including any unvested options at the time of termination. Executive shall have no further rights to any other payments or benefits of any kind whatsoever.

      7. Miscellaneous Provisions.

            (a) Integration and Modification. No modification, amendment or waiver of this Agreement nor consent to any departure by Executive from any of the terms or conditions thereof, shall be effective unless it shall be in writing and signed by the Chairman of Employer or the Chairman's designee. Any such waiver or consent shall be effective only hi the specific instance and for the purpose for which given. No consent to or demand on the Executive in any case shall, of itself, entitle Executive to any other or further notice or demand in similar or other circumstances. This Agreement sets forth the entire agreement and understanding between Employer and Executive and supersedes all prior agreements and understandings relating to the subject matter hereof.

            (b) Assignment. This Agreement shall be binding upon and enforceable by Executive and shall inure to the benefit of Executive's executors, administrators, heirs, successors, devisees and legal representatives and Employer and any successor or assignee of Employer, but neither this Agreement nor any rights or payments arising hereunder may be assigned, pledged, or transferred (except upon death) by Executive.

            (r) Notice. All notices required to be given under the terms of the Agreement, or which either of the parties desires to give hereunder, shall be in writing and delivered personally or be sent by registered mail or certified mail, postage prepaid, return receipt requested, addressed as follows: If to Employer to:


John Bellamy
Chairman & CEO
The Knockout Group LLC
100 W.Whitehall Avenue
Northlake, Illinois 60164

With a copy to:

Baker & McKenzie 1 Prudential
Plaza, Suite 3500 130 E.Randolph
Chicago, Illinois 60601
Attention: Bruce Baker

Tf to Executive:

Oscar Turner 44IE.
Erie #4810 Chicago,
II 60611

 Any party may change the address to which notice is to be sent to it or him by notice in writing to the other party as provided above.

            (d) Governing Law. This Agreement shall be subject to and governed by the laws of the State of Illinois. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of Illinois, and in the United States District Court for the ______, and, by execution and delivery of this Agreement, each of the signatories to this Agreement accepts for himself, herself or itself the jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

            (e) Bluelining/Severabilitv. If any provision(s) of this Agreement shall be found invalid or unenforceable, in whole or in part, then such provision(s) shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) and had been originally incorporated herein as modified or restricted, or as if such provision(s) had not been originally incorporated herein as the case may be.

            (f) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

            (g) Headings. The captions and section headings in this Agreement are not part of any of the provisions hereof, are merely for the purpose of reference, and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the Effective Date first above written.

                                                   THE KNOCKOUT GROUP, Inc.


                                                   By:  /s/ John Bellamy
                                                      -------------------------
                                                            JOHN BELLAMY


                                                   EMPLOYEE

                                                        /s/ Oscar Turner
                                                      -------------------------
                                                            OSCAR TURNER